EXHIBIT (j)(1)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports for ICM/Isabelle Small Cap Value Fund dated February 19, 2001 (and all references to our firm) included in or made a part of Post-Effective Amendment No. 4 and Amendment No. 4 to Registration Statement File Nos. 33-40819 and 811-8507, respectively.



                                                        /s/ARTHUR ANDERSEN LLP
                                                        ----------------------


Boston, Massachusetts
April 30, 2001